                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NANODYNAMICS, INC.
                            (A DELAWARE CORPORATION)

          THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation is:

                               NanoDynamics, Inc.

          SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is TEN MILLION (10,000,000) shares. Of these (i) NINE MILLION (9,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; and (ii) ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of $.001 per share.

          (b) Subject to the rights of any holders of Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common be entitled to one vote.

          (c) The Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, fall or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the

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resolution or resolutions of the Board of Directors providing for the issuance of such stock.

          FIFTH: The name and mailing address of the incorporator is as

          Nancy D. Lieberman   Blau, Kramer,
                               Wactlar & Lieberman, P.C.
                               100 Jericho Quadrangle
                               Suite 225
                               Jericho, New York 11753

          SIXTH: (a) The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation.

          (b) The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of the office of the directors initially classified shall be as follows: that of Class I shall expire at the annual meeting of shareholders to be held in 2002, Class II at the second annual meeting of shareholders to be held in 2003 and Class III at the third succeeding annual meeting of shareholders to be held in 2004. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

          (c) At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of corporation shall so provide.


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          EIGHTH: Subject to the provisions contained in Article TWELFTH hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          NINTH: Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          TENTH: Special meetings of stockholders may be called by the Chairman of the Board, President or a majority of the Board of Directors or at the written request of stockholders owning at least sixty-six and two-thirds percent (66-2/3%) of the entire voting power of the corporation's capital stock.

          ELEVENTH: In the event that it is proposed that the corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly fifteen (15%) percent or more of the outstanding voting power of the capital stock of this corporation, or that the corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this corporation prior to the acquisition of the ownership or control of fifteen (15%) percent of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation, fifty (50%) percent or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          TWELFTH: The provisions set forth in Articles SIXTH, NINTH, TENTH AND ELEVENTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.


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

          THIRTEENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

          FOURTEENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

          FIFTEENTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

          SIXTEENTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors.


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

          THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 14th day of March 2002.


                                        /s/ Nancy D. Lieberman
                                        ----------------------------------------
                                        Nancy D. Lieberman
                                        Incorporator
                                        Blau, Kramer, Wactlar & Lieberman, P.C.
                                        100 Jericho Quadrangle
                                        Jerciho, New York 11753


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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                               NANODYNAMICS, INC.

          The undersigned, being the sole incorporator of NanoDynamics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That Article SIXTH of the Certificate of Incorporation be and is hereby amended to read as follows:

               "SIXTH: The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation."

          SECOND: That the corporation has not received any payment for any of its stock.

          THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, I have signed this certificate this 13th day of May, 2002.


                                        /s/ Nancy D. Lieberman
                                        ----------------------------------------
                                        Nancy D. Lieberman
                                        Sole Incorporator

                                     SECOND
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               NANODYNAMICS, INC.

                        Under Section 242 of the General
                    Corporation Law of the State of Delaware

          NANODYNAMICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          1. The name of the Corporation is NanoDynamics, Inc.

          2. Section (a) of Article FOURTH of the Certificate of Incorporation is amended and restated in its entirety as follows:

          "FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is EIGHTY MILLION (80,000,000) shares. Of these (i) SEVENTY-NINE MILLION (79,000,000) shares shall be shares of Common Stock par value $.001 per share (the "Common Stock"); and (ii) ONE MILLION (1,000,000) shares shall be shares of Preferred Stock par value $.001 per share (the "Preferred Stock").

          (b) Immediately upon the effectiveness of this Second Certificate of Amendment of the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware (the "Stock Split Effective Time"), each share of the Common Stock issued and outstanding immediately prior thereto ("Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified as and shall become two (2) new validly issued, fully paid and nonassessable shares of the Common Stock. The reclassification of the Old Common Stock into Common Stock will be deemed to occur at the Stock Split Effective Time.

          (c) Subject to the rights of any holder of Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote.

          (d) The Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock."

          3. The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and calling for submission for approval to stockholders of the Corporation entitled to vote in respect thereof. Such amendment has been duly adopted by written consent of the stockholders in accordance with Sections 228 and 242(b) of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment of the Certificate of Incorporation of the Corporation to be signed by Richard L. Berger, its President, this 29th day of June, 2005.

                                        NANODYNAMICS, INC.


                                        By: /s/ Richard L. Berger
                                            ------------------------------------
                                            Richard L. Berger, President


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